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EXHIBIT 10.13A

AMENDMENT TO ANNEX B TO
BRIDGE UNIT PURCHASE AND INVESTOR SUBSCRIPTION AGREEMENT

        This Amendment (the "Amendment") amends Annex B ("Annex B") to the Bridge Unit Purchase and Investor Subscription Agreement (the "Bridge Agreement") dated as of December 19, 2005, between Ascent Solar Technologies, Inc., a Delaware corporation (the "Company"), and certain lenders who executed the Bridge Agreement (the "Investors"), including the undersigned. Capitalized terms used herein and not otherwise defined have the meanings given them in the Bridge Agreement and Annex B.

        On January 18, 2006, the Company completed a $1.6 million bridge loan with the Investors, each of whom executed the Bridge Agreement. Annex B sets forth certain registration rights relating to securities of the Company issuable on exchange of Bridge Rights (the "Registrable Securities"). Section 2.1 of Annex B provides that concurrently with the filing of a registration statement related to the Public Offering, the Company shall prepare and file a registration statement under the Securities Act of 1933 covering the Registrable Securities. The Securities and Exchange Commission has advised the Company that it may not file a registration statement covering the Registrable Securities concurrently with the filing of the registration statement relating to the Public Offering. The parties wish to amend Annex B to provide that the Company must prepare such a registration statement covering the Registrable Securities within ninety (90) days of effectiveness of the registration statement related to the Public Offering.

        THEREFORE, the Company and the undersigned agree as follows:

          1.     Section 2.1 of Annex B and the first sentence of Section 2.2 of Annex B shall be amended to read as follows:

      Section 2.1 Mandatory Registration. Within ninety (90) days of the effectiveness of the registration statement related to the Public Offering, the Company shall prepare and file the Registration Statement covering the Registrable Securities with the SEC.

      Section 2.2 Effectiveness and Maintenance of Registration. Following the filing described in Section 2.1, the Company shall use its reasonable best efforts to obtain effectiveness of the Registration Statement and, after its effectiveness, to keep the Registration Statement effective pursuant to Rule 415 (or any comparable future regulation) until the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all the Registrable Securities are saleable without registration under the Securities Act (the "Registration Period").

          2.     All other terms of Annex B are hereby continued and ratified without change.

          3.     In accordance with Article 8 of Annex B, this Amendment shall be effective upon the written consent of the Company and Investors holding a majority of the Registrable Securities. The effective date of this Amendment shall be the date upon which the Company receives such written consent.

ASCENT SOLAR TECHNOLOGIES, INC.		Investor
By:	/s/ MATTHEW FOSTER
	Matthew Foster, President	Name:
Dated: May 25, 2006		Dated: , 2006

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AMENDMENT TO ANNEX B TO BRIDGE UNIT PURCHASE AND INVESTOR SUBSCRIPTION AGREEMENT